Exhibit 1


                             JOINT FILING AGREEMENT

         The undersigned hereby agree that the attached Statement on Schedule 13D relating to the Ordinary Shares, par value NIS .20 per share, of Gilat Satellite Networks Ltd. is filed on behalf of each of them.

         Date: Jan 13, 2010

MENORA MIVTACHIM HOLDINGS LTD.

By:       /s/Ari Kalman                         By:    /s/Yoni Tal
          -------------                                -----------
Name:    Ari Kalman                             Name:  Yoni Tal
Title:   Deputy Managing Director               Title: Chief Investment Officer

MENORA MIVTACHIM INSURANCE LTD.

By:       /s/Ari Kalman                         By:    /s/Yoni Tal
          -------------                                -----------
Name:    Ari Kalman                             Name:  Yoni Tal
Title:   Chief Executive Officer                Title: Deputy Managing Director
                                                       and Investment Division
                                                       Manager

MENORA MIVTACHIM PENSIONS LTD.

By:       /s/Yacov Rozen                        By:    /s/Rami Armon
          --------------                               -------------
Name:    Yacov Rozen                            Name:  Rami Armon
Title:   Chief Executive Officer                Title: Chief Investment Officer

MENORA MIVTACHIM FINANCE LTD.

By:       /s/Yehuda Ben Assayag                 By:     /s/Yoni Tal
          ---------------------                         -----------
Name:    Yehuda Ben Assayag                     Name:  Yoni Tal
Title:   Chairman of the Board of Directors     Title: Director

MENORA MIVTACHIM GEMEL LTD.

By:       /s/Itai Yaakov                        By:     /s/Yacov Rozen
          --------------                                --------------
Name:    Itai Yaakov                            Name:  Yacov Rozen
Title:   Chief Executive Officer                Title: Chairman of the Board of
                                                       Directors

MENORA MIVTACHIM MUTUAL FUNDS LTD.

By:       /s/Ronen Avigdor                      By:    /s/Avi Sternschuss
          ----------------                             ------------------
Name:    Ronen Avigdor                          Name:  Avi Sternschuss
Title:   Chief Executive Officer                Title: Chairman of the Board of
                                                       Directors


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